Exhibit 10.2
G-III APPAREL GROUP, LTD.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
     1. Purpose. The purpose of the G-III Apparel Group, Ltd. 2005 Stock Incentive Plan (the “Plan”) is to enable G-III Apparel Group, Ltd., a Delaware corporation (the “Company”), and its stockholders to secure the benefits of ownership of Company common stock, $.01 par value (the “Common Stock”) by, and otherwise provide incentive compensation to, eligible personnel of the Company and its affiliates. The Board of Directors of the Company (the “Board”) believes that the grant of awards pursuant to the Plan will foster the Company’s ability to attract, retain and motivate such persons.
     2. Types of Awards. Awards under the Plan may be in the form of any one or more of the following: (a) options to purchase shares of Common Stock at a specified price during specified time periods granted pursuant to Section 7(b) (“Options”), including Options intended to qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and Options that do not qualify as ISOs; (b) stock appreciation rights granted pursuant to Section 7(c) (“SARs”); (c) Common Stock granted pursuant to Section 7(d) which is subject to certain restrictions and to a risk of forfeiture (“Restricted Stock”); (d) rights to receive Common Stock at the end of a specified deferral period granted pursuant to Section 7(e) (“Deferred Stock”), whether denominated as “stock units,” “restricted stock units,” “phantom shares” or “performance shares”; (e) other stock-based awards and cash incentive awards granted pursuant to Section 7(f) (“Other Awards”); and/or (f) performance-based awards granted pursuant to Section 7(h) (“Performance Awards”).
     3. Available Shares. Subject to the provisions of Section 9, the Company may issue a total of 3,449,771 shares of Common Stock pursuant to the Plan. Notwithstanding the preceding sentence, subject to the provisions of Section 9, in no event may more than 1,340,000 shares of Common Stock be issued pursuant to the exercise of ISOs granted under the Plan. In determining the number of shares available for issuance pursuant to the Plan at any time, the following shares shall be deemed not to have been issued (and shall remain available for issuance) pursuant to the Plan: (a) shares subject to an award that is forfeited, canceled, terminated or settled in cash; (b) shares repurchased by the Company from the recipient of an award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an award; and (c) shares withheld or tendered by the recipient of an award as payment of the exercise or purchase price under an award or the tax withholding obligations associated with an award. Such shares may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock may be issued under the Plan.
     4. Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, an eligible person may be granted stock-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code relating to up to his Annual Share Limit. Subject to the provisions of Section 9, an eligible person’s “Annual Share Limit” shall equal, in any year during any part of which the eligible person is then eligible under the Plan, 200,000 shares plus the amount of the eligible person’s unused Annual Share Limit as of the close of the previous year. For each fiscal year, the maximum amount a participant may earn pursuant to a cash incentive award granted under Section 7(f) shall be limited to $5,000,000. For these purposes, an award is “earned” upon satisfaction of the applicable performance conditions, even if settlement is deferred or subject to continuing service and/or other non-performance conditions; and an employee’s annual limit is deemed to be used in a calendar year to the extent a share or cash award could be earned in that year, regardless of the extent to which such award is earned.
     5. Administration.
          (a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan from time to time (the “Committee”). The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board. Notwithstanding the foregoing, the Compensation Committee will have sole responsibility and authority for matters relating to the grant and administration of awards to non-employee directors of the Company.
          (b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (i) select the persons to whom awards shall be made; (ii) prescribe the terms and conditions of each award and make amendments thereto; (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan; and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.
          (c) Delegation of Authority. To the fullest extent authorized under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to officers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.
          (d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.
          (e) Indemnification. The Company shall indemnify and hold harmless each member of the Board, the Committee or any officer or subcommittee member to whom authority is delegated by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.
     6. Eligibility. Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or its affiliates), to any officer or other employee of the Company or its affiliates (including prospective officers and employees) and to any consultant or other independent contractor who performs or will perform services for the Company or its affiliates.
     7. Specific Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of awards in the event of termination of employment or service by the recipient. The Committee shall require the payment of lawful consideration for an award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an award except as limited by the Plan. The Committee may not accelerate the vesting of an outstanding award in connection with the termination of a participant’s employment unless either (1) such termination is in connection with a change in control or the participant’s death, total disability or retirement, or (2) such termination occurs for any other reason and the net number of shares the Company would issue by reason of such acceleration of vesting would not cause the Company to exceed the 10% limitation contained in Section 7(g) (relating to the issuance of shares under full value stock awards), determined as if such issuance would be made pursuant to a full value stock award.
          (b) Stock Options. The Committee is authorized to grant Options to eligible persons on the following terms and conditions:
               (i) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant of such Option.
               (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (including, without limitation, cash, Common Stock (including through withholding of Common Stock deliverable upon exercise), other awards or awards granted under other plans of the Company or any affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law) and the methods by or forms in which Common Stock shall be delivered or deemed to be delivered in satisfaction of Options.

               (iii) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7(b), if an ISO is granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a subsidiary corporation thereof (as such term is defined in Section 424 of the Code), the term of the Option shall not exceed five years from the date of grant and the exercise price shall be at least 110% of the Fair Market Value (on the date of grant) of the Common Stock subject to the Option.
          (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to eligible persons on the following terms and conditions:
               (i) Right to Payment. A SAR shall confer on the recipient a right to receive a payment, in shares of Common Stock, with a value equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than the Fair Market Value of the same number of shares at the time the SAR was granted.
               (ii) Other Terms. The Committee shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, the method by or forms in which Common Stock shall be delivered or deemed to be delivered to recipients upon exercise of a SAR, whether or not a SAR shall be free-standing or in tandem or combination with any other award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.
          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to eligible persons on the following terms and conditions:
               (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Notwithstanding the foregoing, (i) the original stated time-based vesting period applicable to a restricted stock award may not be shorter than three years, and (ii) the original stated performance period applicable to performance-based vesting of a restricted stock award may not be shorter than one year. Except to the extent restricted under the terms of the Plan and any award document relating to the Restricted Stock, a recipient of Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirements imposed by the Committee).
               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall lapse in whole or in part, including in the event of terminations resulting from specified causes.

               (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the recipient, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates and that the recipient deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to eligible persons, which are rights to receive Common Stock, other awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:
               (i) Award and Restrictions. The issuance of Common Stock shall occur upon expiration of the deferral period specified for an award of Deferred Stock by the Committee. Notwithstanding the foregoing, (i) the original stated time-based vesting period applicable to a deferred stock award may not be shorter than three years, and (ii) the original stated performance period applicable to performance-based vesting of a deferred stock award may not be shorter than one year. In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Common Stock, other awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall lapse in whole or in part, including in the event of terminations resulting from specified causes. Each Deferred Stock award shall be settled no later than the 15th day of the third month following the calendar year in which such award becomes vested; provided, however, that, subject to compliance with Section 409A, the Committee, in its discretion, may provide for deferred settlement.
          (f) Other Stock-Based and Cash Incentive Awards. The Committee is authorized, subject to limitations under applicable law, to grant to eligible persons such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units and awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States. The Committee shall determine the terms and conditions of such stock-based Other Awards. In addition, the Committee may grant performance-based cash incentive awards, including annual incentive awards and long-term incentive awards, denominated and settled in cash, subject to such terms and conditions as the Committee may determine, provided, however, that any such cash incentive award that is intended to qualify for the performance-based compensation exemption from the deduction limitation provisions of Section 162(m) of the Code will be subject to terms and conditions described in Section 7(h). Unless the Committee, acting in a manner that is consistent with the election and distribution timing requirements of Section 409A, determines otherwise, Other Awards, including cash incentive awards, earned in or for any fiscal year, shall be settled and paid by the 15th day of the third month of the following fiscal year.
          (g) Notwithstanding anything to the contrary contained herein, the aggregate number of shares the Company may issue pursuant to full value stock awards under Section 7(f) may not exceed 10% of the aggregate number of shares that may be issued under the Plan.
          (h) Performance Awards. The Committee is authorized to grant Performance Awards to eligible persons on the following terms and conditions:
               (i) Generally. The Committee may specify that any stock-based or cash incentive award granted under the Plan shall constitute a Performance Award by conditioning the grant, exercise, amount, vesting or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under this Section 7(h) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
               (ii) Awards exempt under Section 162(m) of the Code. If the Committee determines that an award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (other than Options or SARs which otherwise qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), the grant, exercise, vesting, amount and/or settlement of such Performance Award shall be contingent upon achievement of one or more preestablished, objective performance goals, which shall be prescribed in writing by the Committee not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period. The performance goal or goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (ii). One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; and/or (8) stock price, dividends or total stockholder return. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. All determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such award, that the performance objective relating to the Performance Award and other material terms of the award upon which settlement of the award was conditioned have been satisfied. The Committee shall have the authority, in its discretion, to reduce the formula amount otherwise payable pursuant to a cash incentive or other Performance Award, but may not increase the amount that would otherwise be payable under any such award.
     8. Limits on Transferability. No award or other right or interest of an award recipient under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such recipient to any party (other than the Company or an affiliate thereof), or assigned or transferred by such recipient otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a recipient, and such awards or rights that may be exercisable shall be exercised during the lifetime of the recipient only by the recipient or his or her guardian or legal representative, except that awards and other rights may be transferred to one or more transferees during the lifetime of the recipient, and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any award recipient shall be subject to all terms and conditions of the Plan and any award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. For purposes hereof, “beneficiary” shall mean the legal representatives of the recipient’s estate entitled by will or the laws of descent and distribution to receive the benefits under a recipient’s award upon a recipient’s death, provided that, if and to the extent authorized by the Committee, a recipient may be permitted to designate a beneficiary, in which case the “beneficiary” instead shall be the person, persons, trust or trusts (if any are then surviving) which have been designated by the recipient in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the recipient’s award upon such recipient’s death.

     9. Capital Changes; Change in Control.
          (a) Adjustments upon Changes in Capitalization. The aggregate number and class of shares issuable pursuant to the Plan and pursuant to the exercise of ISOs, the Annual Share Limit, the number and class of shares and the exercise price per share covered by each outstanding Option, the number and class of shares and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding Award other than Options and SARs, any per-share base or purchase price or target market price included in the terms of any such award, and related terms shall all be adjusted by the Board proportionately or as otherwise deemed appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from an extraordinary cash dividend, split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock. The determination of the Board with respect to any such adjustment shall be binding and conclusive.
          (b) Effect of Change in Control on Outstanding Awards. If a Change in Control (as defined below) occurs, then, except as otherwise specifically provided by the applicable Award agreement (or any other applicable agreement approved by the Board or the Committee), each Award outstanding under the Plan immediately prior to the Change in Control will be either assumed and converted in accordance with part (i) below, or vested and disposed of in accordance with part (ii) below.
               (i) Assumption and Conversion of Outstanding Awards. If a Change in Control occurs, the parties to the Change in Control may agree that any stock-based Award outstanding under the Plan immediately prior to the Change in Control shall, at the effective time of the Change in Control, be assumed and converted into a similar form of award with respect to shares of common stock of the successor or acquiring company (or a parent company thereof). If an Option or SAR is assumed, the number of shares and exercise price or base price per share covered by the assumed Award will be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury Regulations. If a stock-based Award other than an Option or SAR is assumed, the number of shares covered by the assumed Award will be a whole number that reflects the exchange ratio applicable to holders of shares of Common Stock in connection with the Change in Control. An assumed or converted Award, as so adjusted, will be subject to substantially the same vesting and other terms and conditions as applied to the Award being assumed or converted, provided, however, that, in the case of a Performance Award, any performance criteria applicable to the Award will be deemed to have been satisfied immediately prior to the Change in Control to the maximum extent specified in connection with the Award. Notwithstanding the foregoing, if, within two years following a Change in Control, a participant’s employment or other service is terminated either by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause (as defined below) or by the participant for Good Reason (as defined below), then any outstanding assumed Awards held by such terminated participant shall immediately become fully vested and exercisable or payable, as the case may be in accordance with their terms.

               (ii) Vesting and Disposition of Awards Not Assumed. Any Award outstanding under the Plan immediately prior to a Change in Control that is not assumed and converted pursuant to part (i) above (or, due to the nature of the Change in Control, cannot be assumed and converted because there is no transaction with a successor or acquiring entity), will be terminated at the effective time of the Change in Control. If the terminated Award is a restricted stock Award, then the restricted shares covered by the Award immediately prior to the effective time of the Change in Control will become fully vested and will participate in the Change in Control on the same basis as other outstanding shares of Common Stock. If the terminated Award is in a form other than a restricted stock Award, the holder of the terminated Award will be entitled to receive at the effective time of the Change in Control a single sum payment equal to the excess, if any, of the transaction value of the shares that are then covered by the outstanding Award over the aggregate purchase price or base price, if any, for or with respect to such shares pursuant to the terms of the Award. No consideration will be payable in respect of the termination of an outstanding Option or SAR with an exercise or base price per share that is greater than the transaction value per share. The amount (if any) payable with respect to the termination of an outstanding Award pursuant to this part (ii) will be paid in cash, unless and except to the extent that the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company thereof).
          (c) Definitions.
               (i) Change in Control. For the purpose hereof, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:
          (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary of the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to any acquisition directly from the Company; or
          (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), shall cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the date hereof, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered a member of the Incumbent Board, but excluding for this purpose any new director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or
          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
          (d) there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale.
               (ii) Cause. For the purposes hereof, the term “Cause” shall have the meaning ascribed to that term (or a term of like import) in a participant’s employment agreement or, if such term (or a term of like import) is not defined in the participant’s employment agreement or there is no such agreement, then the term “Cause” shall mean (1) a participant’s repeated failure or refusal to perform the duties of the participant’s employment, consistent with past practice and his or her position and title where such conduct shall not have ceased or been remedied within ten days following written warning from the Company specifying such conduct; (2) the participant’s conviction of, or entering a plea of guilty or no contest to, a felony; (3) the participant’s performance of any act or the participant’s failure to act, for which, if the participant were prosecuted and convicted, a crime or offense involving money or property of the Company would have occurred; (4) the participant’s performance of any act or the participant’s failure to act which constitutes fraud or a breach of a fiduciary trust, including, without limitation, misappropriation of funds or a material misrepresentation of the Company’s operating results or financial condition; (5) any attempt by the participant to secure any personal profit (other than pursuant to the terms of the participant’s employment or through the participant’s ownership of equity in the Company) in connection with the business of the Company (for example, without limitation, using Company assets to pursue other interests, diverting to the participant or to a third party any business opportunity belonging to the Company, insider trading or taking bribes or kickbacks); (6) the participant’s engagement in conduct or activities materially damaging to the property, business or reputation of the Company other than as a result of good faith performance of his duties; (7) the participant’s illegal use of controlled substances; (8) any act or omission by the participant involving malfeasance or gross negligence in the performance of the duties of the participant’s employment to the material detriment of the Company; or (9) the entry of any order of a court that remains in effect and is not discharged for a period of at least sixty days, which enjoins or otherwise limits or restricts the performance by the participant of the duties of the participant’s employment, relating to any contract, agreement or commitment made by or applicable to the participant in favor of any former employer or any other person.
               (iii) Good Reason. For the purposes hereof, the term “Good Reason” shall have the meaning ascribed to that term (or a term of like import) in a participant’s employment agreement or, if such term (or a term of like import) is not defined in the participant’s employment agreement or there is no such agreement, then the term “Good Reason” shall mean any of the following events that occur, after expiration of any remedy or cure period, (1) a material diminution of the participant’s duties and responsibilities that result in a material adverse effect on the participant’s status and authority, (2) a change in the principal location of the participant’s employment to a location more than fifty (50) miles outside of New York City or its then current other location, except for travel reasonably required as part of such employment, (3) failure to timely pay the participant any salary or bonus when due or (4) any reduction in (i) the participant’s annual rate of salary from the highest annual rate of salary in effect during the one-year period prior to the date of the Change of Control or (ii) the amount of annual bonus paid to the participant after the date of the Change in Control in light of the results of operations of the Company for that year compared to the bonus paid for the most recent fiscal year prior to the date of the Change of Control in light of the results of operations of the Company for that year. Notwithstanding the foregoing, in order to terminate for “Good Reason,” a participant must specify in writing to the Company (or the successor or acquiring company) the nature of the act or omission that the participant deems to constitute Good Reason and provide the Company (or the successor or acquiring company) 30 days after receipt of such notice to review and, if required, correct the situation (and thus prevent the participant’s termination for Good Reason). Notice of termination for Good Reason must be provided, if at all, within 90 days after the occurrence of the event or condition giving rise to such termination.
          (d) Section 409A Compliance. Notwithstanding anything to the contrary contained herein or in an Award agreement, if a provision of the Plan or an Award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment or settlement schedule that would have applied under the Award in the absence of a Change in Control or termination of employment or service, without regard to any future service or performance requirements that otherwise would have applied.
          (e) Dividends on Restricted Stock and Deferred Stock. If a dividend is declared with respect to Common Stock, then, unless the Committee determines otherwise at the time an award is granted, the holder of Restricted Stock or an unvested Deferred Stock award will be credited with dividends as if such Restricted Stock or the shares covered by the unvested Deferred Stock award were outstanding and otherwise entitled to participate in such dividend. Dividends with respect to Restricted Stock or an unvested Deferred Stock award will be in the form of additional shares of Restricted Stock or Deferred Stock and/or a right to receive cash, in an amount or having a value equal to the dividend, all as determined by the Committee.

Dividends with respect to Restricted Stock and Deferred Stock awards shall be subject to the same vesting conditions and payment terms as are applicable to the shares of Restricted Stock or Deferred Stock with respect to which such dividends are credited.
     10. Tax Withholding; Section 409A Compliance. As a condition to the exercise of any award, the delivery of any shares of Common Stock pursuant to any award, the lapse of restrictions on any award or the settlement of any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 10 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). It is intended that awards made under the Plan, including any deferred payment or settlement terms and conditions shall be structured, applied and interpreted in a manner that complies with Section 409A of the Code. Notwithstanding the foregoing, each participant shall be solely responsible for the tax consequences associated with awards made to such participant under the Plan and no participant shall have a claim against the Company by reason of an award being subject to Section 409A of the Code.
     11. Fair Market Value. For purposes of the Plan, “Fair Market Value” shall mean the fair market value of the Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Common Stock as of any given date shall be the closing sale price per share of Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.
     12. Amendment and Termination of the Plan. Except as may otherwise be required by law or the requirements of any stock exchange or market upon which the Common Stock may then be listed, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding award without the written consent of the award recipient.
     13. General Provisions.
          (a) Compliance with Law. The Company shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
          (c) No Rights Conferred. Nothing contained herein shall be deemed to give any individual a right to receive an award under the Plan or to be retained in the employ or service of the Company or any affiliate.
          (d) Decisions and Determinations to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.
          (e) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.
     14. Governing Law. The Plan and each award agreement or other document evidencing an award shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.
     15. Term of the Plan. The Plan shall become effective on the date on which it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award and of the Plan, as each is then in effect or is thereafter amended.